                                                        Registration No. 33-
   As filed with the Securities and Exchange Commission on January 27, 1995

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                --------------

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                --------------

                                SUDBURY, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                        34-1546292
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                         identification No.)

                           30100 CHAGRIN BOULEVARD
                                  SUITE 203
                            CLEVELAND, OHIO  44124
         (Address of principal executive offices including zip code)

                                --------------

                     SUDBURY, INC. STOCK OPTION AGREEMENT
                             DATED JULY 29, 1994
              SUDBURY, INC. NON-STATUTORY STOCK OPTION AGREEMENT
                           DATED SEPTEMBER 1, 1992
                            (Full title of plans)

                                --------------

                                                         Copy to:
             MARY C. FARRAR                          IRA KAPLAN, ESQ.
           CORPORATE SECRETARY                     BENESCH, FRIEDLANDER,
              SUDBURY, INC.                           COPLAN & ARONOFF
         30100 CHAGRIN BOULEVARD                 2300 BP AMERICA BUILDING
                SUITE 203                             200 PUBLIC SQUARE
          CLEVELAND, OHIO  44124                CLEVELAND, OHIO  44114-2378
              (216) 464-7026                            (216) 363-4500

         (Name and address including zip code; and telephone number, including area code, of agent for service)

                                --------------

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------
  Title of              Amount to be          Proposed maximum       Proposed maximum        Amount of
  securities to be      registered1           offering price per     aggregate offering      registration fee
  registered                                  share2                 price2
- -----------------------------------------------------------------------------------------------------------------
  Common Stock, par      2,244,599                  $6.25               $14,028,743            $4,837.50
  value $.01 per
  share
- -----------------------------------------------------------------------------------------------------------------

__________________________________
     1 This Registration Statement also includes an indeterminable number of Shares of Common Stock which may be issued under the anti-dilution provisions of the plans.


     2 Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of (a) the average price at which existing options may be exercised or (b) the average of the high and low prices of the Common Stock on January 24, 1995 as reported on the NASDAQ National Market System with respect to all other shares of Common Stock.

                                           SUDBURY, INC.

                                       CROSS REFERENCE SHEET


            Form S-3 Item Number and Heading                         Location in Prospectus
            --------------------------------                         ----------------------
 1.   Forepart of the Registration Statement and         Facing Page of Registration Statement, Cross
      Outside Front Cover Page of Prospectus             Reference Sheet, Outside Cover Page of
                                                         Prospectus
 2.   Inside Front and Outside Back Cover Pages of       Inside Front and Outside Back Cover Pages of
      Prospectus                                         the Prospectus

 3.   Summary Information, Risk Factors and Ratio of     Not Applicable
      Earnings to Fixed Charges

 4.   Use of Proceeds                                    Use of Proceeds

 5.   Determination of Offering Price                    Not Applicable

 6.   Dilution                                           Not Applicable

 7.   Selling Security-Holders                           Selling Shareholder

 8.   Plan of Distribution                               Plan of Distribution

 9.   Description of Securities to be Registered         Not Applicable

 10.  Interests of Named Experts and Counsel             Not Applicable

 11.  Material Changes                                   Not Applicable

 12.  Incorporation of Certain Information by            Documents Incorporated by Reference
      Reference

 13.  Disclosure of Commission Position on               Not Applicable
      Indemnification for Securities Act Liabilities

PROSPECTUS
- ----------
                                 SUDBURY, INC.
                        2,244,599 SHARES OF COMMON STOCK


     The shares of Common Stock, $.01 par value per share (the "Common Stock"), of Sudbury, Inc. (the "Company") that relate to this Prospectus include 2,244,599 shares (the "Selling Shareholder Shares") offered for sale by a holder of the Company's Common Stock (the "Selling Shareholder"). See "Selling Shareholder." The Company has agreed to pay all of the expenses of this offering but will not receive any of the proceeds from the sale of the Selling Shareholder Shares being offered hereby.

     All brokerage commissions and other similar expenses incurred by the Selling Shareholder will be borne by the Selling Shareholder. The aggregate proceeds to the Selling Shareholder from the sale of the Selling Shareholder Shares will be the purchase price of the Selling Shareholder Shares sold, less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Use of Proceeds" and "Plan of Distribution."

     The Common Stock is quoted on the National Association of Securities Dealers Automated Quotations/National Market System (NASDAQ/NMS) under the symbol "SUDS." The closing price per share reported on the NASDAQ/NMS on January 24, 1995 was $6.25.

     The Selling Shareholder and any broker-dealers, agents or underwriters that participate with the Selling Shareholder in the distribution of the Selling Shareholder Shares, may be deemed "Underwriters," as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Selling Shareholder Shares purchased by them may be deemed underwriting commissions or discounts under the Securities Act. The Selling Shareholder Shares to be offered by the Selling Shareholder may be offered in one or more transactions in the over-the-counter market or in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, the prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder Shares to be offered by the Selling Shareholder may be sold either (a) to a broker or dealer as principal for resale by such broker or dealer for its account pursuant to this Prospectus (for example, in transactions with a "market maker") or (b) in brokerage transactions, including transactions in which the broker solicits purchasers.

                              ____________________

     No dealer, salesman or other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholder, or any underwriter, dealer or agent. This Prospectus and any supplement thereto shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof, or that the information contained herein is correct as of any time subsequent to the date hereof.

                              ____________________


     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ____________________


                THE DATE OF THIS PROSPECTUS IS JANUARY 27, 1995

                                             TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

Documents Incorporated by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

Selling Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates.

     This Prospectus does not contain all the information set forth in the Registration Statement (the "Registration Statement") that the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, copies of which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus or in any document incorporated in this Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     The Company will provide without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents. Such requests should be directed to Mary C. Farrar, Corporate Secretary, Sudbury, Inc., 30100 Chagrin Boulevard, Suite 203, Cleveland, Ohio 44124 (Telephone: 216-464-7026).


                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-10023) are incorporated in this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K, for the fiscal year ended May 31, 1994.

     2. The Company's Quarterly Report on Form 10-Q, for the fiscal quarter ended August 31, 1994.

     3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1994.

     4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 11, 1992.

     5. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective date of filing each such document.

     Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                  THE COMPANY

     The Company is a Delaware corporation with its principal executive offices located at 30100 Chagrin Boulevard, Suite 203, Cleveland, Ohio 44124 (telephone: 216-464-7026). The Company is a diversified industrial supplier of high-quality products and services. Its operating companies provide iron, aluminum and zinc castings to the automotive industry and other markets; custom coatings applications for the automotive and appliance industries; cranes, truck bodies and other related equipment for the tire, mining, construction and utility markets; precision machined components for makers of power tools, electric motors and other products; and bulk liquid storage and other services for the oil and chemical industry.


                                USE OF PROCEEDS

     The Selling Shareholder Shares being offered are for the account of the Selling Shareholder. Accordingly, the Company will receive none of the proceeds from the sale of the Selling Shareholder Shares.

                              SELLING SHAREHOLDER

     The following table sets forth as of January 4, 1995 certain information with respect to the Selling Shareholder, provided by him, including the number of shares that may be offered by him. The number of shares which may actually be sold by the Selling Shareholder will be determined from time to time by him and will depend upon a number of factors, including the price of the Company's Common Stock from time to time. Because the Selling Shareholder may offer all or none of the Selling Shareholder Shares that he holds and because the offering contemplated by the Prospectus is not being underwritten, no estimate can be given as to number of Selling Shareholder Shares that will be held by the Selling Shareholder upon termination of such offering. It is anticipated that the Selling Shareholder will offer all of the Selling Shareholder Shares for sale. See "Plan of Distribution."


- ------------------------------------------------------------------------------------------------------------------------------
                 Name of Selling                 Number of shares of                              Shares of Common
                   Shareholder                  Common Stock owned by                              Stock offered
                                                 Selling Shareholder                                   hereby
- ------------------------------------------------------------------------------------------------------------------------------
                                            Shares               % of Class               Shares                 % of Class
- ------------------------------------------------------------------------------------------------------------------------------
  Jacques R. Sardas (1)                   2,244,765                18.25%                2,244,599                 18.25%
==============================================================================================================================

(1) Jacques R. Sardas is the Chairman, President and Chief Executive Officer and a director of the Company.


                              PLAN OF DISTRIBUTION

     The Selling Shareholder Shares offered hereby are being sold by the Selling Shareholder acting as principal for his own account. The Company will receive none of the proceeds from such offering.

     The distribution of the Selling Shareholder Shares by the Selling Shareholder is not subject to any underwriting agreement. The Company expects that the Selling Shareholder will sell his shares covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the Selling Shareholder, or through broker-dealers acting as principals, who may then resell their Selling Shareholder Shares in the over-the-counter market, or at private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling Selling Shareholder Shares through broker-dealers, and such broker-dealers will receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Shareholder and/or the purchasers of the Selling Shareholder Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholder and any broker-dealers that participate with the Selling Shareholder in the distribution of the Selling Shareholder Shares may be deemed to be underwriters and any commissions received by such broker-dealers and any profit on resale of Selling Shareholder Shares sold by them might be deemed to be underwriting discounts or commissions under the Securities Act. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other similar expenses incurred by the Selling Shareholder will be borne by the Selling Shareholder.

     At the time a particular offer of Selling Shareholder Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Selling Shareholder Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for Selling Shareholder Shares purchased from the Selling Shareholder, any discounts, commissions and other items constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

     The Selling Shareholder is not restricted as to the price or prices at which he may sell his Selling Shareholder Shares. Sales of Selling Shareholder Shares at less than market prices may depress the market price of the Company's Common Stock. Moreover, the Selling Shareholder is not restricted as to the number of Selling Shareholder Shares which may be sold at any one time, and it is possible that a significant number of Selling Shareholder Shares could be sold at the same time.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Selling Shareholder Shares may not simultaneously engage in market making activities with respect to the Selling Shareholder Shares for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Selling Shareholder Shares by the Selling Shareholder.

     In order to comply with certain states' securities laws, if applicable, the Selling Shareholder Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Selling Shareholder Shares may not be sold unless the Selling Shareholder Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

     The Company has agreed to indemnify Jacques R. Sardas against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the securities being offered hereby has been passed upon for the Company by the law firm of Benesch, Friedlander, Coplan & Aronoff, Cleveland, Ohio.

                                    EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The following documents filed or to be filed by Sudbury, Inc. (the "Company") with the Securities and Exchange Commission ("Commission") are hereby incorporated or deemed to be incorporated by reference in this Registration Statement.

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994, File No. 1-10023.

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1994.

         (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1994.

         (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 11, 1992, File No. 1-10023.

         (5) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(a) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing each such document.

         Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   Description of Securities.

         Not Applicable


Item 5.   Interests of Named Experts and Counsel.

         Not Applicable

Item 6.   Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The first paragraph of Article Seventh of the Company's Certificate of Incorporation provides for such limitation of liability.

         The Company has directors' and officers' liability insurance covering certain liabilities incurred by the officers and directors of the Company in connection with the performance of their duties and has entered into indemnification agreements with each of its directors and executive officers.

         Additionally Article IV of the Company's By-Laws provides as follows:

         Each person who is made a party to any suit or proceeding, by reason of the fact that the person is or was a director or officer of the Company or is or was serving at the request of the Company as an employee or agent shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred in connection therewith.

         The right to indemnification includes the right to be paid by the Company the expenses incurred in defending any proceeding for which the right to indemnification is applicable in advance of its final disposition.

         The rights to indemnification and to the advancement of expenses conferred by the By-Laws shall not be exclusive of any other right which any person may have or acquire under any statute, the Company's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         The Company may to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of the By-Laws with respect to the indemnification and advancement of expenses of directors and officers of the Company.


Item 7.   Exemption from Registration Claimed.

         Not applicable


Item 8.   Exhibits.

         4.1 Third Amended Plan of Reorganization as confirmed by the United States Bankruptcy Court, Northern District of Ohio (incorporated by reference to Exhibit (2) to the Company's Form 10-K for the fiscal year ended May 31, 1992).

         4.2 Second Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit (3)(b) to the Company's Form 10-K for the fiscal year ended May 31, 1993).

         4.3 By-Laws of the Company, as amended November 19, 1992 (incorporated by reference to Exhibit (3)(a) to the Company's Form 10-K for the fiscal year ended May 31, 1993).

         4.4 Amended Employment Agreement, dated January 13, 1992, between the Company and Jacques R. Sardas (incorporated by reference to Exhibit (10)(h) to the Company's Form 10-K for the fiscal year ended May 31, 1992).

         4.5 Sudbury, Inc. Stock Option Agreement, dated July 29, 1994 (incorporated by reference to Exhibit (10)(f) to the Company's Form 10-K for the fiscal year ended May 31, 1994).

         4.6 Settlement Agreement and Mutual Release, dated July 29, 1994, between Jacques R. Sardas and the Company (incorporated by reference to Exhibit (10)(e) to the Company's Form 10-K for the fiscal year ended May 31, 1994).

         4.7 Sudbury, Inc. Non-Statutory Stock Option Agreement, dated September 1, 1992.

         5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff, Counsel to the Company, regarding legality.

         23.1    Consent of Ernst & Young LLP, independent auditors.

         23.2 Consent of Benesch, Friedlander, Coplan & Aronoff (contained in their opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Power of Attorney (included in Part II of this Registration Statement).


Item 9.   Undertakings.

                 (a)      The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pepper Pike, State of Ohio, on the 27th day of January, 1995.

                                        SUDBURY, INC.
                                        (Registrant)


                                        By:  /s/ Jacques R. Sardas
                                             ------------------------------
                                             Jacques R. Sardas
                                             Director, Chairman, President
                                               and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark E. Brody and Mary C. Farrar, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.

Dated:   January 16   , 1995         /s/ Jacques R. Sardas
       ---------------               -------------------------------
                                     Jacques R. Sardas
                                     Director, Chairman, President
                                     and Chief Executive Officer
                                     (Principal Executive Officer)

Dated:   January 16   , 1995         /s/ Mark E. Brody
       ---------------               -------------------------------
                                     Mark E. Brody
                                     Vice President and Chief Financial
                                     Officer (Principal Financial and
                                     Accounting Officer)

Dated:   January 16   , 1995         /s/ Cloyd J. Abruzzo
       ---------------               -------------------------------
                                     Cloyd J. Abruzzo
                                     Director

Dated:   January 16   , 1995         /s/ Jerry A. Cooper
       ---------------               -------------------------------
                                     Jerry A. Cooper
                                     Director

Dated:   January 16   , 1995         /s/ Preston Heller, Jr.
       ---------------               -------------------------------
                                     Preston Heller, Jr.
                                     Director

Dated:   January 16   , 1995         /s/ James A. Karman
       ---------------               -------------------------------
                                     James A. Karman
                                     Director

Dated:  January 16     , 1995         /s/ David A. Preiser
       ----------------               ---------------------------
                                      David A. Preiser
                                      Director

Dated:  January 16     , 1995         /s/ Thomas F. Slater
       ----------------               ---------------------------
                                      Thomas F. Slater
                                      Director

                                         EXHIBIT INDEX
                                         -------------

EXHIBIT NO.                            EXHIBIT DESCRIPTION                                      PAGE NO.
- -----------                            -------------------                                      --------
 4.1              Third Amended Plan of Reorganization as confirmed by the United States
                  Bankruptcy Court, Northern District of Ohio (incorporated by reference to
                  Exhibit (2) to the Company's Form 10-K for the fiscal year ended May 31,
                  1992).

 4.2              Second Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit (3)(b) to the Company's Form 10-K for the fiscal year ended May 31, 1993).

 4.3              By-Laws of the Company, as amended November 19, 1992 (incorporated by reference to Exhibit (3)(a) to the Company's Form 10-K for the fiscal year ended May 31, 1993).

 4.4              Amended Employment Agreement, dated January 13, 1992, between the Company and Jacques R. Sardas (incorporated by reference to Exhibit (10)(h) to the
                  Company's Form 10-K for the fiscal year ended May 31, 1992).

 4.5              Sudbury, Inc. Stock Option Agreement dated July 29, 1994 (incorporated by reference to Exhibit (10)(f) to the Company's Form 10-K for the fiscal year ended May 31, 1994).

 4.6              Settlement Agreement and Mutual Release, dated July 29, 1994, between
                  Jacques R. Sardas and the Company (incorporated by reference to
                  Exhibit (10)(e) to the Company's Form 10-K for the fiscal year ended May 31,
                  1994).

 4.7              Sudbury, Inc. Non-Statutory Stock Option Agreement, dated September 1, 1992.

 5.1              Opinion of Benesch, Friedlander, Coplan & Aronoff, Counsel to the Company,
                  regarding legality.

 23.1             Consent of Ernst & Young LLP, independent auditors.

 23.2             Consent of Benesch, Friedlander, Coplan & Aronoff (contained in their opinion filed as Exhibit 5.1 to this Registration Statement).

 24.1             Power of Attorney (included in Part II of this Registration Statement).